Exhibit 99.1

The Real Good Food Company Receives Nasdaq Notice Regarding Filing Requirements

Cherry Hill, NJ, August 28, 2024 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, announced that on August 26, 2024, it received a notification from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company no longer satisfies Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Quarterly Report”) with the Securities and Exchange Commission.

Under Nasdaq Listing Rules, the Company now has until September 10, 2024 to re-submit its plan to Nasdaq to regain compliance. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the date the Company’s 2023 Annual Report on Form 10-K was due, as extended, which 180-day period would end on October 14, 2024, to regain compliance.

This notification has no immediate effect on the listing of the Company’s securities on Nasdaq. There can be no assurance, however, that the Company will be able to regain compliance with the listing standards discussed above.

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives, the anticipated conclusion regarding the impact of the errors identified in the Company’s previously issued consolidated financial statements, the scope of the anticipated restatement of previously issued financial statements as a result of the error. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the restated financial statements, the discovery of additional information regarding the error and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time. These forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Investor Relations Contact

The Real Good Food Company

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

ir@realgoodfoods.com